Exhibit 99.2

Alto Ingredients Announces Executive Leadership Changes

- Bryon T. McGregor Appointed President and Chief Executive Officer –

- Michael D. Kandris Retires as President and Chief Executive Officer and Continues as Director and Interim Chief Operating Officer –

- Robert R. Olander Appointed Chief Financial Officer -

Pekin, IL, August 7, 2023 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols and essential ingredients, today announced the following executive leadership changes as of August 1, 2023: Bryon T. McGregor, the company’s former Chief Financial Officer, has been appointed President and Chief Executive Officer. He succeeds Michael D. Kandris, who has retired as President and Chief Executive Officer and has been appointed Interim Chief Operating Officer for a period of up to a year. Kandris will continue to serve as a Director of the company. Robert R. Olander, the company’s former Vice President, Corporate Controller, has been appointed Chief Financial Officer.

“Mike has been integral to our business transformation into a leading producer and distributor of specialty alcohols and essential ingredients,” said Chairman of the Board Douglas Kieta. “We thank Mike for his exemplary leadership and significant contributions over the past 15 years. We are pleased he will continue on as Interim Chief Operating Officer to offer valuable guidance until we name a successor, and we will continue to benefit from his ongoing services as an active member of our board of directors.”

Kandris stated, “In planning for my eventual retirement, Bryon and I have worked closely together for many years, and even more so in the last three years, on our strategy to diversify revenue streams, optimize operations and expand EBITDA. Recognized for his strong leadership, strategic vision and outstanding management, Bryon has developed and managed capital financing for over 40 global industrial and infrastructure projects valued in excess of $12 billion. Then, as a critical player at Alto for over 15 years, he gained a deep understanding of our markets and business needs. The board and I are confident Bryon will lead the team to deliver sustainable profitability.”

McGregor added “Rob, an expert in public company accounting, process improvement and contract review, has been a valuable player in developing and implementing our financial strategy. Having worked together for over 15 years, I know Rob’s financial and accounting acumen as well as his foresight have contributed greatly to where we are today. These qualities have also prepared him well to assume his new role as Chief Financial Officer.”

McGregor concluded, “I am proud of the company’s progress in our business transformation to date. More importantly, I am confident our talented and experienced team will execute our initiatives, including carbon capture and sequestration, to increase additional annualized EBITDA by approximately $125 million by the end of 2026 when we expect our projects will be fully realized.”

Bryon T. McGregor

McGregor, named President and Chief Executive Officer, joined the company in 2008 as Vice President Finance/Treasurer and was later appointed Chief Financial Officer in 2009. During his tenure as Chief Financial Officer, McGregor has led multiple financings, raising over $640 million for the company; integrated two acquisitions, increasing the company’s production capacity by three-fold; strengthened the company’s balance sheet and implemented cost reduction programs. With over 35 years’ experience, he has developed expertise in business development, project development, corporate planning, M&A, risk management, corporate and international finance, investor relations, treasury operations and accounting. Prior to joining the company, McGregor was Brokerage Treasurer for E*TRADE Financial, overseeing Europe and Asian treasury operations. As Manager, Global Head of Project Finance at BP (formerly ARCO, one of the top 10 fully integrated multi-national oil and gas companies in the world at that time), McGregor was responsible for the development of and managing investments in global industrial and infrastructure projects, including a multi-billion dollar LNG project in Indonesia, a $3 billion heavy-oil project in Venezuela, over $1 billion in regasification and natural gas pipeline projects, and over $1 billion in various other energy and chemical investments located both domestically and internationally. When at Credit Suisse, he developed limited-recourse financing opportunities globally in excess of $8 billion in energy, mining, petrochemical, infrastructure and telecommunications, as well as facilitated M&A for clients.

McGregor has a B.S. degree in Business Management from Brigham Young University.

Michael D. Kandris

Kandris, named Interim Chief Operating Officer, has served the company for over 15 years. Originally an independent contractor with the company focusing on plant operations, Kandris became a member of the company’s board of directors in 2008, began serving as Chief Operating Officer in 2013, and served as President and Chief Executive Officer from 2020 until retiring from those roles in 2023. He has over 40 years of general management experience in the transportation and logistics including serving as President of Ruan Transportation Management Systems (RTMS) prior to joining Alto. Additionally, Kandris served on the Executive Committee of the American Trucking Association and as a board member for the National Tank Truck Organization.

Kandris has a B.S. degree in Business from California State University, Hayward.

Robert R. Olander

Olander, named Chief Financial Officer, has served the company for over 16 years with increasing responsibility, and, most recently, as Vice President, Corporate Controller. Olander has over 20 years of accounting, treasury and finance experience. Prior to joining the company, he served as Controller and Business Manager at Hampton Distribution Companies and supervised audit and consulting at James Marta & Company. He began his career at Deloitte & Touche in audit and assurance working with ConAgra, Berkshire Hathaway and Union Pacific, among others.

Olander has a B.S. in Business Administration from Midland University and is a Certified Public Accountant.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, the cost, timing and effects of, including the financial results deriving from, Alto Ingredients’ capital improvement projects and other business initiatives and strategies; the timing and amount of expected increases in annualized EBITDA; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business. These factors include, among others, Alto Ingredients’ ability to timely and effectively fund and complete its capital improvement projects and other business initiatives and strategies, and to operate them as expected and attain the anticipated results; adverse economic and market conditions, including for alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2023.

Company IR & Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, LHA Investor Relations, 415-433-3777, Investorrelations@altoingredients.com